UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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DELTA PETROLEUM CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DELTA PETROLEUM CORPORATION
370 SEVENTEENTH STREET, SUITE 4300
DENVER, COLORADO 80202
(303) 293-9133

November 10, 2009

Dear Delta Stockholders:

On behalf of the Board of Directors, it is a pleasure to invite you to attend a Special Meeting of Stockholders to be held at 10:00 a.m. (MST) on Tuesday, December 22, 2009, at the Company’s offices located at 370 17th Street, Suite 4300, Denver, Colorado 80202.

Business matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of the Special Meeting and Proxy Statement. Members of management will report on our operations, followed by a period for questions and discussion.

Regardless of the number of shares you own, your vote is very important. Please ensure that your shares will be represented at the meeting by signing and returning your proxy now, even if you plan to attend the meeting.

Thank you for your continued support.

Sincerely,

John Wallace
President and Chief Operating Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
PROPOSAL 1 -- INCREASE IN AUTHORIZED COMMON STOCK
PROPOSAL 2 -- APPROVAL OF 2009 PERFORMANCE AND EQUITY INCENTIVE PLAN
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
EXECUTIVE OFFICER COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
ABSENCE OF APPRAISAL RIGHTS
STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
GENERAL AND OTHER MATTERS
AVAILABLE INFORMATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On December 22, 2009

TO THE STOCKHOLDERS OF DELTA PETROLEUM CORPORATION:

As a stockholder of Delta Petroleum Corporation, a Delaware corporation (“Delta” or the “Company”), you are invited to be present in person or to be represented by proxy at a Special Meeting of Stockholders, to be held at the Company’s offices located at 370 17th Street, Suite 4300, Denver, Colorado 80202, on Tuesday, December 22, 2009, at 10:00 a.m. (MST) for the following purposes:

1. To consider and vote upon an amendment to our certificate of incorporation to increase the number of authorized shares of our Common Stock from 300,000,000 to 600,000,000 shares; and

2. To consider and vote upon a proposal to adopt the 2009 Performance and Equity Incentive Plan, pursuant to which certain incentive awards would be issued.

Stockholders of Delta of record at the close of business on October 23, 2009 are entitled to vote at the meeting and all adjournments thereof.

One-third of the outstanding shares of Common Stock of Delta must be represented at the meeting to constitute a quorum. Therefore, all stockholders are urged either to attend the meeting or to be represented by proxy. If a quorum is not present at the meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is Delta’s intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 22, 2009:

The proxy statement and proxy card are available at: https://materials.proxyvote.com/247907.

If you do not expect to attend the meeting in person, please complete, sign, date and return the accompanying proxy card in the enclosed business reply envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

By Order of the Board of Directors

John Wallace
President and Chief Operating Officer

Denver, Colorado
November 10, 2009

DELTA PETROLEUM CORPORATION
370 SEVENTEENTH STREET, SUITE 4300
DENVER, COLORADO 80202
(303) 293-9133

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
DECEMBER 22, 2009

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (our “Board” or our “Board of Directors”) of Delta Petroleum Corporation (“us,” “our,” “we,” “Delta” or the “Company”) of proxies to be voted at a Special Meeting of Stockholders (the “Special Meeting” or the “Meeting”) to be held on December 22, 2009, at the Company’s offices located at 370 17th Street, Suite 4300, Denver, Colorado 80202, at 10:00 a.m. (MST), and at any adjournment thereof. Each holder of record at the close of business on October 23, 2009 of shares of our Common Stock, par value $0.01 per share (the “Common Stock”), will be entitled to one vote for each share so held. As of October 23, 2009, there were 276,698,885 shares of Common Stock issued and outstanding.

Shares represented by properly executed proxy cards received by us at or prior to the Special Meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented for: (i) the amendment to our certificate of incorporation to increase the number of authorized shares of our Common Stock from 300,000,000 to 600,000,000 shares, and (ii) the proposal to adopt the 2009 Performance and Equity Incentive Plan.

The expense of soliciting proxies, including the cost of preparing, assembling and mailing these proxy materials to stockholders, will be borne by Delta. It is anticipated that solicitations of proxies for the meeting will be made only by use of the mail; however, we may use the services of our directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of our shares held of record by such persons, and we will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in the performance of that task.

As to any other business that may properly come before the Meeting, the persons named on the proxy card will vote according to their judgment. The enclosed proxy may be revoked prior to the Meeting by written notice to our Secretary at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202, or by written or oral notice to the Secretary at the Special Meeting prior to being voted. This Proxy Statement and the enclosed proxy card are expected to be first sent to our stockholders on or about November 10, 2009. The proxy statement and proxy card are also available at: https://materials.proxyvote.com/247907.

The presence at the Meeting, in person or by proxy, of the holders of one-third of the shares of our Common Stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the Meeting (other than an adjournment or postponement of the Meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the Meeting.

Votes cast in favor of and against proposed actions (whether in person or by proxy) will be counted for us by our Secretary at the Meeting, but this count may be at least partially based upon information tabulated for us by our transfer agent or others. The affirmative vote of the holders of a majority of our Common Stock outstanding on the record date and entitled to vote on such matter will be required to approve the amendment to the certificate of incorporation to increase the number of authorized shares of Common Stock. The affirmative vote of a majority of our Common Stock present in person or by proxy at the Meeting and entitled to vote on such matter will be required to approve the 2009 Performance and Equity Incentive Plan.

In tabulating the voting results for any of the proposals expected to be presented at the meeting, shares that constitute broker non-votes will not be included in the vote totals.

If a quorum is not present at the Meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is our intention to adjourn the Meeting until a later date and to vote proxies received at such adjourned meeting(s).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
STOCKHOLDERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table presents information concerning persons known by us to own beneficially 5% or more of our issued and outstanding Common Stock as of October 20, 2009.

	Amount and Nature	Percent of
Name and Address	of Beneficial Ownership	of Class(1)

Tracinda Corporation(2) 150 South Rodeo Drive, Suite 250 Beverly Hills, CA 90212	93,797,701	33.89%
Steinberg Asset Management, LLC(3) 12 East 49th Street, Suite 1202 New York, NY 10017	14,315,009	5.18%

(1)	We have authorized 300,000,000 shares of $.01 par value Common Stock, of which 276,698,885 shares were issued and outstanding as of October 20, 2009. We also have authorized 3,000,000 shares of $.01 par value preferred stock, of which no shares are outstanding.

(2)	This disclosure is based on an amendment to Schedule 13D filed with the SEC on August 5, 2009. The Schedule 13D was filed on behalf of Tracinda Corporation and Kirk Kerkorian, both of which reported having sole voting and dispositive power over 93,797,701 shares. Tracinda Corporation is wholly owned by Kirk Kerkorian.

(3)	This disclosure is based on an amendment to Schedule 13G filed with the SEC on October 9, 2009. The Schedule 13G/A was filed on behalf of Steinberg Asset Management, LLC and Michael A. Steinberg. At the time of filing, Steinberg Asset Management LLC reported being a registered investment advisor that has sole voting and dispositive power over 12,556,909 shares. Michael A. Steinberg reported having sole voting and dispositive power over 1,758,100 shares. The Schedule 13G/A reported that the reporting persons beneficially owned 14,315,009 shares.

Security Ownership of Management

The following table contains information about the beneficial ownership (unless otherwise indicated) of our Common Stock as of October 20, 2009 by:

•	each of our current directors;

•	each executive officer; and

•	all current directors and current executive officers as a group.

	Amount and
	Nature of
	Beneficial		Percent of
Name	Ownership(1)		Class(2)

Kevin K. Nanke	700,409	(3)	*
John R. Wallace	562,494	(4)	*
Aleron H. Larson, Jr.	389,991	(5)	*
James B. Wallace	269,408	(6)	*
Stanley F. Freedman	196,127	(7)	*
Russell S. Lewis	159,413	(8)	*
Jerrie F. Eckelberger	68,272	(9)	*
Jordan R. Smith	67,772	(10)	*
Hank Brown	46,254	(11)	*
Daniel J. Taylor	44,254	(12)	*
Kevin R. Collins	34,017	(13)	*
James J. Murren	19,254	(14)	*
Anthony Mandekic	17,727	(15)	*
Jean-Michel Fonck	7,727	(16)	*
All executive officers and current directors as a Group (14 persons)	2,583,119	(17)	*

*	Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our Common Stock.

(1)	If a stockholder holds options or other securities that are exercisable or otherwise convertible into our Common Stock within 60 days of October 20, 2009, we treat the Common Stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate the stockholder’s percentage ownership of our Common Stock. However, we do not consider that Common Stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)	We have 300,000,000 shares of $.01 par value Common Stock, of which 276,698,885 shares were issued and outstanding as of October 20, 2009. We also have an authorized capital of 3,000,000 shares of $.01 par value preferred stock, of which no shares are outstanding.

(3)	Consists of 184,386 shares of Common Stock owned directly, 127,273 unvested restricted shares and 40,000 unearned performance shares owned by Mr. Nanke. Also includes options to purchase 348,750 shares of Common Stock that are currently exercisable or exercisable within 60 days of October 20, 2009.

(4)	Includes 38,399 shares of Common Stock owned directly, 149,395 unvested restricted shares and 70,000 unearned performance shares owned by Mr. John R. Wallace. Also includes options to purchase 287,500 shares of Common Stock that are currently exercisable or exercisable within 60 days of October 20, 2009. In addition, Mr. Wallace owns an economic interest in 17,200 shares of Common Stock relating to his ownership interest in a family trust.

(5)	Consists of 15,491 shares of Common Stock owned by Mr. Larson directly. Also includes options to purchase 370,000 shares of Common Stock that are currently exercisable or exercisable within 60 days of October 20, 2009. Also includes 4,500 shares held by his daughter.

(6)	Includes 212,908 shares of Common Stock owned directly by Mr. James B. Wallace and options to purchase 56,500 shares of Common Stock that are currently exercisable or exercisable within 60 days of October 20, 2009.

(7)	Includes 39,460 shares of Common Stock owned directly, 116,667 unvested restricted shares and 40,000 unearned performance shares owned by Mr. Freedman.

(8)	Includes 105,413 shares of Common Stock owned directly by Mr. Lewis and options to purchase 54,000 shares of Common Stock that are currently exercisable or exercisable within 60 days of October 20, 2009.

(9)	Includes 53,272 shares of Common Stock owned directly by Mr. Eckelberger and options to purchase 14,000 shares of Common Stock that are currently exercisable or exercisable within 60 days of October 20, 2009. Also includes 500 shares held by his son.

(10)	Includes 53,772 shares of Common Stock owned directly by Mr. Smith and options to purchase 14,000 shares of Common Stock that are currently exercisable or exercisable within 60 days of October 20, 2009.

(11)	Includes 46,254 shares of Common Stock owned directly by Mr. Brown.

(12)	Includes 19,254 shares of Common Stock owned directly by Mr. Taylor and 25,000 shares hold by a trust controlled by him.

(13)	Includes 34,017 shares of Common Stock owned directly by Mr. Collins.

(14)	Includes 19,254 shares of Common Stock owned directly by Mr. Murren.

(15)	Includes 17,727 shares of Common Stock owned directly by Mr. Mandekic.

(16)	Includes 7,727 shares of Common Stock owned directly by Mr. Fonck.

(17)	Includes all warrants, options and shares referenced in footnotes (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15) and (16) above as if all warrants and options had been exercised and as if all resulting shares were voted as a group.

PROPOSAL 1 — INCREASE IN AUTHORIZED COMMON STOCK

Our Board of Directors has approved, subject to stockholder approval, an amendment to our certificate of incorporation to increase the number of authorized shares of our Common Stock from 300,000,000 shares to 600,000,000 shares.

We currently have 300,000,000 shares of our Common Stock authorized for issuance. As of October 20, 2009, we had outstanding 276,698,885 shares of our Common Stock and approximately 5,218,127 shares of our Common Stock were reserved for issuance upon exercise or conversion of convertible debt instruments, warrants, options and other stock-based awards. Our Board of Directors believes that the availability of additional authorized shares will provide us with the flexibility in the future to issue shares of our Common Stock or securities convertible into or exercisable for Common Stock for general corporate purposes, including without limitation raising additional capital, paying indebtedness and other outstanding obligations, issuing equity incentives under existing or future equity incentive plans and conducting acquisitions of companies or assets. The number of shares currently available for issuance does not provide us with the flexibility to meet our business and financing needs as they may from time to time arise.

Our Board of Directors will determine whether, when and on what terms the issuance of shares of our Common Stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before issuance of the additional shares of our Common Stock authorized under our certificate of incorporation, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of The Nasdaq Stock Market or any other stock market or exchange on which our Common Stock may then be listed.

The additional shares of Common Stock, if issued, would have the same rights and privileges as the shares of Common Stock now issued. Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.

Although an increase in the authorized shares of our Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to accumulate our Common Stock or to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board of Directors to recommend or implement a series of anti-takeover measures.

The proposed increase in the authorized shares of our Common Stock would become effective immediately upon the filing of the amendment with the office of the Secretary of State of the State of Delaware. We expect to file the amendment with the Secretary of State of the State of Delaware promptly upon approval by our stockholders.

If the proposed increase in the authorized shares of our Common Stock is approved, our compensation committee has recommended that an aggregate of 5,928,100 shares be promptly issued to our employees as a retention stock grant under the 2009 Plan if it is also approved by the stockholders. If this retention grant is made, it is the recommendation of our compensation committee that the shares vest in equal one-third increments on each of July 1, 2010, July 1, 2011 and July 1, 2012, provided that the employee is still employed by us at all times until each of the respective vesting dates. It is currently anticipated that we would use our typical form of retention agreement in connection with this retention grant if it is made, which form retention agreement contains, among others, the following provisions: (i) if the employee’s employment with us is terminated prior to a vesting date for any reason other than as a result of a change in control of our company or the death or permanent disability of the employee, then all of the employee’s shares that are not then vested would be immediately and automatically forfeited to us without any monetary consideration to the employee and would be automatically canceled and retired; (ii) if the employee’s employment or service with us terminates by reason of change in control or the death or permanent disability, then any shares not already vested would become fully and immediately vested and non-forfeitable, and (iii) an employee would be deemed to have been terminated as the result of a change in control only if the employee’s employment with us is terminated for any reason other than a resignation by the employee or termination by us for cause, and such termination occurs at any time within the period beginning on the date that a change in control occurs and ending 180 days after the date such change in control occurred; provided, however, that in the event that the employee’s salary is reduced in such 180-day period or the employee’s bonus is reduced below target levels in such 180-day period, then all of the award shares would become fully and immediately vested and non-forfeitable. At the present time, we do not have any other plans to issue additional shares other than the compensation committee’s recommendation described above.

The affirmative vote of the holders of a majority of our Common Stock outstanding on the record date and entitled to vote on such matter will be required to approve the amendment to the certificate of incorporation to increase the number of authorized shares of Common Stock.

PROPOSAL 2 — APPROVAL OF 2009 PERFORMANCE AND EQUITY INCENTIVE PLAN

Introduction

At the special meeting, we will ask the Company stockholders to approve the 2009 Performance and Equity Incentive Plan, or the 2009 Plan, which was approved by the Company’s Board of Directors on July 30, 2009. We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of Company, and that incentive compensation plans like the proposed 2009 Plan will be an important attraction, retention and motivation tool for participants in the plan.

We currently maintain the following equity-based compensation plans: 1993 Incentive Plan, as amended; 2001 Incentive Plan; 2002 Incentive Plan; 2004 Incentive Plan, as amended; 2006 New-Hire Equity Incentive Plan; 2007 Performance and Equity Incentive Plan; and 2008 New-Hire Equity Incentive Plan (the “Existing Plans”). As of October 20, 2009, a total of 2,770,083 shares of our Common Stock were then subject to outstanding awards granted under the Existing Plans, and an additional 1,789,499 shares of our Common Stock were then available for new award grants under the Existing Plans. The weighted average term for all outstanding awards was 1.00 years as of October 20, 2009. No additional awards may be granted under the 1993 Incentive Plan or the 2001 Incentive Plan.

The Board of Directors approved the 2009 Plan based, in part, on a belief that the number of our shares currently available under the 2007 Performance and Equity Incentive Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. The 2009 Plan provides for grants of awards of up to 30,000,000 shares of our Common Stock which would comprise 5% of our authorized shares assuming approval of proposal one and less than 11% of our outstanding Common Stock as of October 20, 2009.

Summary Description of the 2009 Performance and Equity Incentive Plan

The principal terms of the 2009 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2009 Plan, which is attached to this proxy statement/prospectus as Annex A.

Purpose.  The purpose of the 2009 Plan is to promote the success of Delta and the interests of its stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance.

Administration.  The Board of Directors or one or more committees appointed by the Board of Directors will administer the 2009 Plan. A committee may delegate some or all of its authority with respect to the 2009 Plan to another committee of directors and certain limited award grant authority to grant awards to employees may be delegated to one or more of our officers. The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”

The Administrator has broad authority under the 2009 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive Delta’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2009 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•	to allow the purchase price of an award or shares of our Common Stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our Common Stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing.  In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to any outstanding award under the 2009 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Eligibility.  Persons eligible to receive awards under the 2009 Plan include officers or employees of Delta or any of its subsidiaries, directors of Delta, and certain consultants and advisors to Delta or any of its subsidiaries. We have approximately 85 employees (including all of the named executive officers), and each of the 11 Delta non-employee directors, who are eligible for awards under the 2009 Plan.

Authorized Shares; Limits on Awards.  The maximum number of shares of our Common Stock that may be issued or transferred pursuant to awards under the 2009 Plan is 30,000,000.

The following other limits are also contained in the 2009 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 30,000,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

•	“Performance-Based Awards” under Section 6(b) of the 2009 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $1,500,000.

The 2009 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of Delta through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2009 Plan.

Types of Awards.  The 2009 Plan authorizes stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and other forms of awards granted or denominated in our Common Stock or units of our Common Stock, as well as cash bonus awards. The 2009 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

Options.  A stock option is the right to purchase shares of our Common Stock at a future date at a specified price per share, or the exercise price. The per share exercise price of an option generally may not be less than the fair market value of a share of our Common Stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2009 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2009 Plan. Incentive stock options may only be granted to employees of Delta or one of its subsidiaries.

Stock Appreciation Rights.  A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of shares of Company Common Stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of our Common Stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

Restricted Stock.  Shares of restricted stock are shares of our Common Stock that are subject to certain restrictions on sale, pledge, or other transfer by the recipient during a particular period of time (the restricted period). Subject to the restrictions provided in the applicable award agreement and the 2009 Plan, a participant receiving restricted stock may have all of the rights of a stockholder as to such shares, including the right to receive dividends.

Restricted Stock Units.  A restricted stock unit, or RSU, represents the right to receive one share of our Common Stock on a specific future vesting or payment date. Subject to the restrictions provided in the applicable award agreement and the 2009 Plan, a participant receiving RSUs has no stockholder rights until shares of Common Stock are issued to the participant. RSUs may be granted with dividend equivalent rights.

Cash Awards.  The Administrator, in its sole discretion, may grant cash awards, including without limitation, discretionary awards, awards based on objective or subjective performance criteria, awards subject to other vesting criteria and awards granted consistent with Section 6(b) of the 2009 Plan as described below.

Other Awards.  The other types of awards that may be granted under the 2009 Plan include, without limitation, stock bonuses, performance stock, phantom stock, dividend equivalents, and similar rights to purchase or acquire shares.

Performance-Based Awards.  The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code, referred to as Performance-Based Awards. Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2009 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of Delta on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity, capital employed, or on assets or on net investment, cost containment or reduction, operating margin, debt reduction, finding and development costs, production growth or production growth per share, reserve replacement or reserves per share growth or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash. Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards.

Acceleration of Awards; Possible Early Termination of Awards.  Generally, and subject to limited exceptions set forth in the 2009 Plan, if any person acquires more than 50% of the outstanding Common Stock or combined voting power of Delta, if there are certain changes in a majority of Delta’s Board of Directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of Delta (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Delta or any of its subsidiaries, a sale or other disposition of all or substantially all of Delta’s assets or the acquisition of assets or stock of another entity by Delta or any of its subsidiaries, or if Delta is dissolved or liquidated, then awards then-outstanding under the 2009 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2009 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions.  Subject to certain exceptions contained in Section 6(f) of the 2009 Plan, awards under the 2009 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders, and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

Adjustments.  As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2009 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority.  If the Company stockholders approve the 2009 Plan, the 2009 Plan does not limit the authority of the Company Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to Company Common Stock, under any other plan or authority.

Termination of or Changes to the 2009 Plan.  The Administrator may amend or terminate the 2009 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 409A, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2009 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2009 Plan will terminate on July 29, 2019. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the 2009 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2009 Plan

The U.S. federal income tax consequences of the 2009 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2009 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, Delta generally will be entitled to deduct, and the participant will recognize, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, Delta generally will not be entitled to a deduction nor will the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2009 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units result in income recognition at such time shares are issued with respect to the RSUs equal to the fair market value of the shares distributed; bonuses, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, Delta will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2009 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), Delta may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by Delta in certain circumstances.

If any award constitutes non-qualified deferred compensation under Section 409A of the U.S. Internal Revenue Code, the incentive will be structured with the intent that it will comply with Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

New Plan Benefits Under the 2009 Plan

Because future awards under the 2009 Plan will be granted in the discretion of the Board of Directors or committee of the board, the type, number, recipients, and other terms of such awards cannot be determined at this time. If stockholders decline to approve the 2009 Plan, no awards will be granted under the 2009 Plan.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on such matter will be required to approve the 2009 Performance and Equity Incentive Plan.

Recommendation of the Board of Directors

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE 2009 PERFORMANCE AND EQUITY INCENTIVE PLAN.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation for the named executive officers identified in the Summary Compensation Table below. As more fully described below, the compensation committee of the Board of Directors reviews and recommends to the full Board of Directors the total direct compensation programs for our named executive officers. Our chief operating officer also reviews the base salary, annual bonus and long-term compensation levels for the other named executive officers.

Compensation Philosophy and Objectives

Our compensation philosophy has been to encourage growth in our oil and natural gas reserves and production, encourage growth in cash flow and profitability, and enhance stockholder value through the creation and maintenance of compensation opportunities that attract and retain highly qualified executive officers. To achieve these goals, the compensation committee believes that the compensation of executive officers should reflect the high growth and entrepreneurial environment that has characterized our industry in the past, while ensuring fairness among the executive management team by recognizing the contributions each individual executive makes to our success.

For the past several years, the compensation committee has recommended that our executive compensation program include the following components:

•	a base salary at a level equal to the approximate 75th percentile of a group of other oil and natural gas exploration and production enterprises that have some characteristics similar to Delta and could compete with Delta for executive officer level employees;

•	annual incentive compensation to reward achievement of Company objectives, individual responsibility and productivity, high quality work, reserve growth, performance and profitability; and

•	long-term incentive compensation in the form of stock-based awards.

As described below, the compensation committee has, with the assistance of an outside compensation consultant, periodically reviewed data about the compensation of executives in the oil and gas industry. Based on these reviews, we believe that the elements of our executive compensation program have been comparable to those offered by our industry competitors.

In early 2009, the compensation committee and the Board of Directors, with the full agreement of management, determined that in view of current industry conditions, the depressed macroeconomic environment, and the Company’s financial condition, our near-term approach to executive compensation required modification. As such, we reduced base salaries of our executive officers and other senior personnel by 20% during the period from March 2009 until June 2009, delayed the payment of bonuses due under the CMS Plan (see “Annual Incentive Compensation,” below) for 2008 performance until July 2009, and tabled any determinations with respect to long-term incentive compensation. The Board of Directors, the compensation committee and management intend to reassess our compensation program as 2009 progresses in order to ensure the availability of key personnel at every level of our organization as necessary to meet the challenges of the current situation.

Outside Advisor

The compensation committee has retained Effective Compensation Incorporated, or ECI, as an outside advisor to review our executive compensation program and broad-based equity compensation practices and to assist in ongoing development of our executive compensation philosophy. The compensation committee developed a group of oil and gas exploration and production companies with some similar characteristics as Delta and that could potentially compete with Delta for executive officer level employees with which to compare compensation programs. ECI has performed analyses of compensation levels for these companies in our industry. Most recently, this group of companies has included the following:

Berry Petroleum Company
Bill Barrett Corporation
Cimarex Energy Co.
Encana Corporation
Forest Oil Corporation
Noble Energy, Inc.
Pioneer Natural Resources Company
Plains Exploration & Production Company
St. Mary Land & Exploration Company
Whiting Petroleum Corp.

Of the above, Encana Corporation, Forest Oil Corporation, Noble Energy, Inc., Pioneer Natural Resources Company and Plains Exploration & Production Company were added to the group for consideration given the overlap with the Company in terms of areas of significant development focus, which the compensation committee felt presented a greater likelihood of competitive threat.

Elements of Delta’s Compensation Program

The compensation program for Delta’s executive officers is composed of three principal components: base salary, annual incentive compensation and long-term incentive compensation in the form of stock-based awards.

Base Salary.  Base salaries (paid in cash) for our executives have been established based on the scope of their responsibilities, taking into account competitive market compensation paid by a group of comparable companies for similar positions. We have reviewed our executives’ base salaries in comparison to salaries for executives in similar positions and with similar responsibilities at comparable companies. Base salaries are reviewed annually, and typically are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, experience and other criteria.

The compensation committee reviews with the chief operating officer his recommendations for base salaries for the named executive officers, except for the chief operating officer, in the first quarter of each year. New base salary amounts have historically been based on an evaluation of individual performance and expected future contributions and a review of survey data provided by ECI to ensure competitive compensation against the external market, defined as the companies in our industry with which we compete. The Company has in the past targeted base salaries for executive officers, including the chief operating officer, at the 75th percentile for this group of oil and gas companies, which we believe is critical to our ability to attract and retain top level talent.

ECI provided a comprehensive review of our compensation structure in place for 2008. Our executive officer compensation for 2008 was compared to data from the annual proxies and subsequent disclosures of comparable companies, as well as compensation surveys prepared by ECI. Base salaries for our named executive officers were generally compared to comparable positions or comparable pay rank. As with prior years, for 2008, our named executive officers’ salaries were determined to be approximately at the 75th percentile in the aggregate.

In early 2009, in response to the current economic downturn, low oil and gas commodity prices, and Delta’s financial condition, the compensation committee recommended that the Board of Directors not increase any of the salary levels for the named executive officers. In February 2009, based on recommendations from our executive officers, the Board of Directors instituted a temporary 20% salary cut for all executive officers and other senior personnel from March 2009 until June 2009. The cuts were applied to the 2008 salary levels. No assessment was made as to whether the resulting changes to the salary levels of the named executive officers reduced their compensation levels below the 75th percentile of companies to which we have compared our compensation in the past.

Annual Incentive Compensation.  In the past, the compensation committee has recommended to the Board, and the Board has subsequently approved, the bonus (if any) for each named executive officer. In 2005, the compensation committee adopted a performance-based annual incentive plan we refer to as the Capital Management System (“CMS”). All Delta employees, including the named executive officers, have been eligible to participate in the CMS. The compensation committee has established one or more goals and minimum performance thresholds under the CMS. When the specific goals in the CMS were achieved, there was a substantial benefit to our stockholders and to our employees, including the named executive officers.

The goals of the CMS have been to (1) maximize the net present value (NPV 10%) of the proved reserve base of Delta’s oil and gas properties (“Goal 1”), and (2) add new proved producing reserves and value through the drilling of non-proved properties and the acquisition of proved reserves (“Goal 2”). The component factors considered in the evaluation of whether or not the Goal 1 objectives were met during the year (and, if so, the degree to which they were met) include the following: (a) the degree to which production of proved developed producing reserves on base properties was increased above the forecast for the year, (b) the degree to which operating costs were reduced below the forecast, (c) the degree to which oil and gas marketing was improved to achieve greater net-backs to the Company, (d) the degree to which proved non-producing and proved undeveloped wells were drilled and completed earlier, less expensively or added more reserves than were included in the reserve report, and (e) the degree to which proved non-producing and proved undeveloped reserves were added to the reserve report. The component factors considered in the evaluation of whether or not the Goal 2 objectives were met during the year (and, if so, the degree to which they were met) include the following determinations: (a) whether or not a net present value of 10% or greater was achieved on the drilling program for proved reserve add projects (after taking into consideration the cost of drilling, land, geophysical, lease rentals and the general and administrative expense proportional to the drilling), and (b) whether or not a net present value of 10% or greater was achieved on proved reserve property acquisitions after taking into consideration the cost of the acquisition and the general and administrative expense proportional to the acquisition. In addition to Goals 1 and 2, additional factors have been considered by the compensation committee in making recommendations concerning bonuses to the named executive officers. These factors have included our earnings before interest, taxes, depreciation, depletion, amortization, and exploration expenses; cost controls; levels of production; guidance; cash flows and the discharge of an individual participant’s responsibilities.

For Goals 1 and 2, the compensation committee has set a target award and the related performance criteria, which may be expressed as a percentage of a participant’s base salary. In 2008, the compensation committee set the minimum threshold for Goal 1 at 95% of our reserve base, and the minimum threshold for Goal 2 being satisfaction of a net present value of at least 10% for new reserves. We believe it is necessary to omit disclosure of the remaining specific performance targets established under the CMS Plan because such disclosure would cause us competitive harm in the retention of our employees and in the marketplace with respect to our planned operations.

For 2008, the achieved score was 25% as to Goal 1 and 0% as to Goal 2. Combining the two, 25% of the CMS target was attained. The compensation committee discussed other factors that could be taken into account for bonus awards. The compensation committee noted a number of positive management and Company accomplishments in 2008, including the closing of the Tracinda transaction; the joint venture agreement relating to our Columbia River Basin exploration project; and the Encana transaction involving a significant acquisition in the Piceance Basin. The compensation committee also took note of the fact that production was up over 40% in 2008 as compared to 2007. Due to current economic conditions, low commodity prices and the Company’s financial condition, in February 2009, the Company’s senior management, the compensation committee and the Board of Directors mutually agreed that no annual bonuses should be awarded to the named executive officers for 2008. However, in June 2009 a determination was made that 25% of the amount of bonuses due under the CMS Plan are not discretionary and in July 2009 the required bonus was paid to all employees, including the named executive officers.

The Goal 1 and Goal 2 performance targets set for 2009 are the same as 2008, as the performance targets do not generally change from year to year. Because Goal 1 is affected by commodity prices, our compensation committee believes that the current recessionary market conditions and commodity price environment will make the 2009 Goal 1 performance targets difficult to attain. Consistent with 2008, the compensation committee believes that the 2009 Goal 2 performance targets will also be difficult to attain. In an environment with average commodity prices, at least some portions of the Goal 1 and Goal 2 threshold performance targets set forth in the CMS are usually attained.

Long Term Incentive Compensation.  We believe the use of stock-based awards creates an ownership culture that encourages the long-term performance of our executive officers. In January 2007, our stockholders approved the 2007 Performance and Equity Incentive Plan (the “2007 Plan”). The 2007 Plan is designed to be an omnibus plan allowing Delta to grant a wide range of compensatory awards including stock options, stock appreciation rights, phantom stock, restricted stock, stock bonuses and cash bonuses to persons who contribute, and are expected to contribute, to our success and to create stockholder value, including the named executive officers.

May 2008 and June 2009 Retention Stock Awards

In May 2008, restricted stock awards were made under the 2007 Plan to all of the employees of Delta, including the named executive officers, of which one-third of the granted shares vested on July 1, 2009, one-third will vest on July 1, 2010 and the remaining one-third will vest on July 1, 2011. Employees who were terminated in connection with the Company’s recent reductions in force were permitted to retain ownership of shares that would have otherwise vested on July 1, 2009. In order for the shares to vest, the remaining employees must be employed on the vesting date, except that upon a Change of Control (as defined in the 2007 Plan) all unvested shares will vest for persons who are employees of Delta at that time. In June 2009, restricted stock awards were awarded under the 2007 Plan to certain key employees of Delta, including the named executive officers, with such awards to vest on the earlier of a Change in Control of the Company or July 1, 2010, provided that the employee is still employed by the Company on the vesting date. Both of these awards were made for the purpose of providing incentives to Delta’s employees to continue their employment with Delta and contribute to our long term success.

In its recommendations to the Board of Directors concerning the numbers of shares to be granted, the compensation committee recommended that the total number of shares to be granted to the named executive officers as a group should be 250,000 shares and vest over a period of three years. The compensation committee based this number of shares on the market price of Delta’s Common Stock at that time and the equity award programs for executive officers of comparable companies. Allocation of the 250,000 shares among the named executive officers was made based on the respective individual’s contributions to Delta’s success in the past and those expected in the future, as well as their individual responsibilities.

The number of restricted shares granted to each of the named executive officers was as follows:

Number of Shares of
Named Executive Office	Common Stock Granted

Roger A. Parker, CEO*	85,000
John R. Wallace, President & COO	65,000
Kevin K. Nanke, Treasurer & CFO	50,000
Stanley F. Freedman, Executive Vice President, General Counsel and Secretary	50,000

*	Mr. Parker resigned as an executive officer and director of Delta on May 26, 2009 and the shares shown above were forfeited in conjunction with his Severance Agreement described below.

Performance Share Awards

In February 2007, the named executive officers received performance share grants providing that the shares of restricted Common Stock awarded vest if the market price of Delta stock reaches and maintains certain price levels during the 10-year period following the date of grant (the “Term”). The awards were intended to provide incentive compensation to the named executive officers tied to significant increases in stockholder value. The price thresholds chosen were $40, $50, $60, $75 and $90. The grants provided that if the market price for Delta’s Common Stock reached and remained at these price thresholds for a certain period, then the associated Common Stock award would vest. These awards were based on the principle that stock price increases would reward both the stockholders and the executive officers.

As of March 31, 2009, four of the tranches of performance shares had been forfeited because the vesting conditions had not been met within the required periods. On May 26, 2009, Mr. Parker resigned as an executive officer and director of the Company and forfeited all of his remaining performance shares. The only shares of Common Stock included in the performance share grants that continue to be outstanding for the three remaining named executive officers are those included in the first tranche. The first tranche of restricted Common Stock vests in full as of the date that the average daily closing price of our Common Stock on NASDAQ equals or exceeds $40.00 for trading days within any period of 90 calendar days during the Term, provided that the average closing price over the last 20 trading days of such period shall have equaled or exceeded $40.00.

The numbers of shares currently held by the named executive officers under the performance shares grants are as follows:

Number of Shares
Named Executive Officer	of Common Stock

Roger A. Parker*	100,000
John R. Wallace	70,000
Kevin K. Nanke	40,000
Stanley F. Freedman	40,000

*	Mr. Parker resigned as an executive officer and director of the Company on May 26, 2009 and forfeited all of his remaining performance shares.

Upon a Change in Control (as defined in the 2007 Plan), the restricted Common Stock subject to the performance share awards shall vest to the extent that the Fair Market Value (as defined in the 2007 Plan) of a share of Common Stock equals or exceeds the $40.00 stock price vesting threshold.

Restricted Common Stock issued pursuant to the performance share awards will vest only if the executive officer is employed by us at the time the vesting criteria are satisfied, and all unvested restricted Common Stock subject to performance share awards will lapse and be forfeited to the extent not vested prior to a termination of the executive officer’s employment with us. The performance share award must vest, if at all, within ten (10) years following the grant date.

Change in Control and Severance.  We have employment agreements with each of our executive officers pursuant to which the officer will receive benefits if his employment is terminated (other than for misconduct) due to death, disability, and certain employment terminations following a change in control. The details and amount of such benefits are described in “Executive Officer Compensation — Potential Payments Upon Termination or Change in Control.”

Other Benefits.  All employees may participate in our 401(k) Retirement Savings Plan, or 401(k) Plan, established in 2006. Each employee may make before tax contributions in accordance with the Internal Revenue Service limits. We provide this 401(k) Plan to help our employees save a portion of their cash compensation for retirement in a tax efficient manner. In the past, Delta has made a matching contribution in an amount equal to 100% of the employee’s elective deferral contribution below 3% of the employee’s compensation and 50% of the employee’s elective deferral that exceeds 3% of the employee’s compensation but does not exceed 6% of the employee’s compensation. However, due to current economic conditions, in February 2009 the Board of Directors suspended the matching contributions under the 401(k) Plan for all employees, including the named executive officers, but subsequently announced reinstatement of the match effective January 1, 2010.

All fulltime employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Accounting and Tax Considerations

Our restricted stock award policies have been impacted by the implementation of Statement of Financial Accounting Standards No. 123(R), which we adopted on July 1, 2005.

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. In the event that any executive officer were entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits did not comply with Section 409A, then the benefits would be taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive officer is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit included in income. Delta currently has no deferred compensation arrangements other than the rabbi trust that was established in connection with Mr. Parker’s resignation (see “Severance Agreement with Mr. Parker” below) and has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report.

During 2006, 2007 and 2008, we had four executive officers. Since Mr. Parker’s resignation in May 2009, we only have three executive officers. The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. The Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant’s Proxy Statement on Schedule 14A.

Respectfully submitted by the Compensation Committee of the Board of Directors:

Jerrie F. Eckelberger (Chairman)
Russell S. Lewis
Kevin R. Collins
Jordan R. Smith
James J. Murren

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to the Company in all capacities by our principal executive officer, principal financial officer, and each of our two other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2008 (collectively, the “named executive officers”), for fiscal years 2006, 2007 and 2008:

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and		Salary	Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)

Roger A. Parker,	2008	$550,000	$3,184,662	$—	$—	$70,604	$3,805,266
Chief Executive Officer*	2007	520,000	3,300,213	273,481	—	65,022	4,158,716
	2006	493,000	394,734	546,962	232,200	50,993	1,717,889
John R. Wallace,	2008	350,000	2,027,847	—	15,313	69,555	2,462,715
President and Chief	2007	310,000	2,211,374	228,740	99,218	63,000	2,912,332
Operating Officer	2006	275,000	197,370	457,481	129,525	63,327	1,122,703
Kevin K. Nanke,	2008	310,000	1,276,558	—	13,563	74,293	1,674,414
Treasurer and Chief	2007	275,000	1,373,293	136,740	87,960	69,691	1,942,684
Financial Officer	2006	247,000	197,370	273,481	116,325	68,796	902,972
Stanley F. Freedman,	2008	275,000	1,448,594	—	12,031	69,325	1,804,950
Executive Vice	2007	260,000	1,451,823	—	83,213	64,378	1,859,414
President, General Counsel and Secretary	2006	247,000	210,392	—	116,325	27,060	660,777

*	Mr. Parker resigned as an executive officer and director of the Company on May 26, 2009.

(1)	These amounts shown include dollar amounts recognized for financial statement reporting purposes for stock awards and option awards granted to named executive officers in accordance with Statement of Financial Accounting Standards No. 123(R).

(2)	The amounts reflect the cash bonus awards to the named executive officers under the CMS, which is discussed in further detail under the heading “Elements of Delta’s Compensation Program” under the caption “Annual Incentive Compensation.” Bonus awards under the CMS were accrued and earned in the year represented and paid in the following year.

(3)	Amounts in the “All Other Compensation” column consist of the following payments we paid to or on behalf of the named executive officers:

		Company		Auto
		Contributions to	Auto	Maintenance	Health
		Retirement Plans	Allowance	and Insurance	Club	Total
Name	Year	($)	($)	($)	($)	($)

Roger A. Parker	2008	$47,000	$18,000	$5,604	—	$70,604
	2007	45,000	18,000	2,022	—	65,022
	2006	29,000	18,000	3,993	—	50,993
John R. Wallace	2008	47,000	18,000	4,555	—	69,555
	2007	45,000	18,000	—	—	63,000
	2006	44,000	18,000	1,327	—	63,327
Kevin K. Nanke	2008	47,000	18,000	6,893	2,400	74,293
	2007	45,000	18,000	4,291	2,400	69,691
	2006	44,000	18,000	4,396	2,400	68,796
Stanley F. Freedman	2008	47,000	18,000	4,325	—	69,325
	2007	45,000	18,000	1,378	—	64,378
	2006	8,922	18,000	138	—	27,060

Grants of Plan-Based Awards

The following table provides additional information about restricted stock awards and equity and non-equity incentive plan awards granted to our named executive officers during fiscal 2008.

					All Other
					Stock	Grant Date
					Awards:	Fair
					Number of	Value of
	Grant Date	Estimated Future Payouts Under			Shares of	Stock and
	or	Non-Equity Incentive Plan Awards(1)			Stock or	Option
	Performance	Threshold	Target	Max	Units	Awards
Name	Period	($)	($)	($)	(#)	($)

Roger A. Parker,	01/01/08-	$385,000	$385,000	770,000	—	$—
Chief Executive Officer	12/31/08
	03/17/08	—	—	—	14,676	332,852
	05/19/08	—	—	—	85,000	2,028,100
John R. Wallace,	01/01/08-	245,000	245,000	490,000	—	—
President and Chief	12/31/08
Operating Officer	03/17/08	—	—	—	2,188	49,624
	05/19/08	—	—	—	65,000	1,550,900
Kevin K. Nanke,	01/01/08-	217,000	217,000	434,000	—	—
Treasurer and Chief	12/31/08
Financial Officer	03/17/08	—	—	—	1,940	43,999
	05/19/08	—	—	—	50,000	1,193,000
Stanley F. Freedman,	01/01/08-	192,500	192,500	385,000	—	—
Executive Vice	12/31/08
President, General	03/17/08	—	—	—	1,835	41,618
Counsel and Secretary	05/19/08	—	—	—	50,000	1,193,000

(1)	Non-Equity Incentive Plan Awards are determined if goals set forth in the CMS plan are met. Due to current economic conditions, low commodity prices and the Company’s financial condition, in February 2009 the Company’s senior management, the compensation committee and the Board of Directors mutually agreed that no annual bonuses should be awarded to the named executive officers for 2008. However, in June 2009 a determination was made that 25% of the amount of bonuses due under the CMS Plan are not discretionary and in July 2009 the required bonus was paid to all employees, including the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
								Equity
								Incentive
								Plan
							Equity	Awards:
							Incentive	Market
							Plan	or Payout
						Market	Awards:	Value of
						Value of	Number of	Unearned
						Shares or	Unearned	Shares,
	Number of	Number of			Number of	Units of	Shares,	Units or
	Securities	Securities			Shares or	Stock	Units or Other	Other
	Underlying	Underlying			Units of	that	Rights	Rights
	Unexercised	Unexercised	Option		Stock that	have	that have	that
	Options	Options	Exercise	Option	have not	not	not	have
	(#)	(#)	Price	Expiration	Vested	Vested	Vested	not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)

Roger A. Parker,	150,000	—	$15.34	12/21/14	87,335 (1)	$503,050	100,000 (2)	$4,000,000
Chief Executive Officer
John R. Wallace,	200,000	—	5.44	12/03/13	68,356 (3)	393,731	70,000 (4)	2,800,000
President and Chief Operating Officer	87,500	—	15.34	12/21/14
Kevin K. Nanke,	68,750	—	3.75	07/14/10	53,108 (5)	456,190	40,000 (6)	1,600,000
Treasurer and Chief	55,000	—	3.29	01/09/11
Financial Officer	137,500	—	5.29	08/26/13
	87,500	—	15.34	12/21/14
Stanley F. Freedman,	—	—	—	—	91,835 (7)	528,970	40,000 (8)	1,600,000
Executive Vice President, General Counsel and Secretary

(1)	The vesting dates for Mr. Parker’s unvested restricted stock awards at fiscal year-end are as follows: 2,335 shares vested on 3/31/09, 28,333 shares vest on 7/1/09, 28,333 shares vest on 7/1/10 and 28,334 shares vest on 7/1/11.

(2)	Had Mr. Parker not resigned, the first tranche of his equity incentive plan awards consisting of 100,000 shares would have vested as of the date that the average daily closing price of our Common Stock on NASDAQ equaled or exceeded $40.00 for trading days within any period of 90 calendar days during the term of the award, provided that the average closing price over the last 20 trading days of such period would have equaled or exceeded $40.00.

(3)	The vesting dates for Mr. Wallace’s unvested restricted stock awards at fiscal year-end are as follows: 2,188 shares vested on 1/1/09, 1,168 shares vested on 3/31/09, 21,666 shares vested on 7/1/09, 21,667 shares vest on 7/1/10 and 21,667 shares vest on 7/1/11.

(4)	The first tranche of Mr. Wallace’s equity incentive plan awards consisting of 70,000 shares vest as of the date that the average daily closing price of our Common Stock on NASDAQ equals or exceeds $40.00 for trading days within any period of 90 calendar days during the term of the award, provided that the average closing price over the last 20 trading days of such period shall have equaled or exceeded $40.00.

(5)	The vesting dates for Mr. Nanke’s unvested restricted stock awards at fiscal year-end are as follows: 1,940 shares vested on 1/1/09 and 1,168 shares vested on 3/31/09, 16,666 shares vested on 7/1/09, 16,667 shares vest on 7/1/10 and 16,667 shares vest on 7/1/11.

(6)	The first tranche of Mr. Nanke’s equity incentive plan awards consisting of 40,000 shares vest as of the date that the average daily closing price of our Common Stock on NASDAQ equals or exceeds $40.00 for trading days within any period of 90 calendar days during the term of the award, provided that the average closing price over the last 20 trading days of such period shall have equaled or exceeded $40.00

(7)	The vesting dates for Mr. Freedman’s unvested restricted stock awards are as follows: 41,835 shares vested on 1/1/09, 16,666 shares vested on 7/1/09, 16,667 shares vest on 7/1/10 and 16,667 shares vest on 7/1/11.

(8)	The first tranche of Mr. Freedman’s equity incentive plan awards consisting of 40,000 shares vest as of the date that the average daily closing price of our Common Stock on NASDAQ is traded equals or exceeds $40.00 for trading days within any period of 90 calendar days during the term of the award, provided that the average closing price over the last 20 trading days of such period shall have equaled or exceeded $40.00.

2008 Option Exercises and Stock Vested

The following table provides information about the value realized by the named executive officers for option award exercises and stock award vesting during fiscal 2008.

			Stock Awards
	Option Awards		Number of Shares	Value
	Number of Shares	Value Realized	Acquired	Realized
	Acquired on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Roger A. Parker	—	$—	43,631	$627,635
John R. Wallace	—	—	22,180	320,907
Kevin K. Nanke	—	—	21,822	313,944
Stanley F. Freedman	—	—	3,155	61,365

Severance Agreement with Mr. Parker

On May 26, 2009, we entered into a Severance Agreement with Roger Parker, Delta’s former chief executive officer and chairman of our Board of Directors. Pursuant to the Severance Agreement, effective as of the close of business on May 26, 2009 Mr. Parker resigned from his positions as chairman of the board, chief executive officer and as a director of Delta, as well as his positions as a director, officer and employee of Delta’s subsidiaries. In consideration for Mr. Parker’s resignation and his agreement to (a) relinquish all his rights under his employment agreement, his change-in-control agreement, certain stock agreements, bonuses relating to past and pending transactions benefiting Delta, and any other interests he might claim arising from his efforts as chairman of our Board of Directors and/or chief executive officer, and (b) stay on as a consultant to facilitate an orderly transition and to assist in certain pending transactions, Delta agreed to pay Mr. Parker $4,700,000 in cash, issue to him 1,000,000 shares of Delta Common Stock, pay him the aggregate of any accrued unpaid salary, vacation days and reimbursement of his reasonable business expenses incurred through the effective date of the agreement, and provide to him insurance benefits similar to his pre-resignation benefits for a thirty-six month period. Mr. Parker received a portion of the cash consideration in immediately available funds, and the remaining cash consideration and the shares were deposited in a rabbi trust and will be distributed to Mr. Parker on or about November 27, 2009. The Severance Agreement also contains mutual releases and non-disparagement provisions, as well as other customary terms.

Employment and Change in Control Agreements

On May 5, 2005, we entered into Employment Agreements with the following executive officers: Kevin K. Nanke and John R. Wallace. Mr. Parker’s Employment Agreement, also dated May 5, 2005, has been superceded by the Severance Agreement discussed above. The initial term of employment under each of the Employment Agreements for Messrs. Nanke and Wallace was through December 31, 2006, and the term of each Employment Agreement would be automatically extended for additional one-year terms thereafter unless either party gives notice of termination at least 60 days prior to the end of a term. The base annual salary for Messrs. Nanke and Wallace was $225,000. Each of these executive officers would also be entitled to bonuses based on a percentage of their base salary as determined by the Compensation Committee of the Board of Directors upon satisfaction of performance criteria established by the Compensation Committee. Both Employment Agreements have since been automatically extended for three additional one-year terms and currently expire on December 31, 2009.

In the event the employment of either Mr. Nanke or Mr. Wallace is terminated other than for cause (as defined in the Employment Agreements) or if either of them resigns for “good reason” (as defined in the Employment Agreement), then that executive officer will be entitled to receive a payment equal to two times his annual base salary, annual automobile allowance and his average annual bonus for the three fiscal years preceding the fiscal year in which the termination occurs, but not less than the greater of that executive officer’s (i) highest annual target bonus during any of these three preceding fiscal years or (ii) target bonus for the fiscal year in which the termination occurs. In the event that either of these Employment Agreements is not renewed and the executive officer is terminated within 24 months following the last day of employment under the expired Employment Agreement, at the time that his employment is terminated the executive officer will receive the same payment as stated above, reduced proportionately by the number of months he continues to be employed by us during such 24 month period. The Employment Agreements also include non-solicitation and non-competition obligations on the part of the executive officers that survive for one year following the date of termination.

On January 11, 2006, we entered into an Employment Agreement with Stanley F. Freedman, who became Executive Vice President, General Counsel and Secretary of Delta on January 3, 2006. The initial term of employment under the Employment Agreement commenced effective January 1, 2006 for a one year term and is automatically extended for additional one-year terms thereafter unless either party gives notice of termination at least 60 days prior to the end of a term. The base annual salary for Mr. Freedman is currently $275,000. He also received 40,000 shares of restricted Common Stock that vested in January 2009, and he is entitled to receive bonuses based on a percentage of his base salary, as determined by the Compensation Committee of the Board of Directors, upon satisfaction of performance criteria established by the Compensation Committee. Mr. Freedman’s Employment Agreement has since been automatically extended and currently expires on December 31, 2009. In the event the employment of Mr. Freedman is terminated other than for cause (as defined in the Employment Agreement) or if he resigns for “good reason” (as defined in the Employment Agreement), then he will be entitled to receive a payment equal to two times his annual base salary, annual automobile allowance and his average annual bonus for the three years preceding the fiscal year in which the termination occurs, but not less than the greater of his (i) highest annual target bonus during any of these three preceding fiscal years or (ii) target bonus for the fiscal year in which the termination occurs. In the event that his Employment Agreement is not renewed and he is terminated within 24 months following the last day of employment under the expired Employment Agreement, at the time that his employment is terminated he will receive the same payment as stated above, reduced proportionately by the number of months he continues to be employed by us during such 24 month period. The Employment Agreement also includes non-solicitation and non-competition obligations on the part of Mr. Freedman that survive for one year following the date of termination.

Change in Control Agreements

On April 30, 2007, we entered into new Change in Control Executive Severance Agreements (“CIC Agreements”) with Messrs. Parker (which has been superceded by his Severance Agreement discussed above), Nanke, Wallace and Freedman which provide that, following a change in control of the Company as defined in the CIC Agreements and the termination of employment of the executive officer during the period beginning 6 months prior to and ending 24 months after the change in control, the executive officer would not receive a payment under the Employment Agreement. Instead, he would receive a payment equal to three times his annual base salary, annual automobile allowance and his average annual bonus for the three years preceding the fiscal year in which the change in control occurs, but not less than the greater of that executive officer’s (i) highest annual target bonus during any of these three preceding fiscal years or (ii) target bonus for the fiscal year in which the change in control occurs, in addition to the continuation of certain benefits including medical insurance and other benefits provided to the executive officer for a period of three years. The CIC Agreements also include non-solicitation and non-competition obligations on the part of the executive officer that survive for one year following the date of termination. The CIC Agreements also provide that if a payment under the CIC Agreements would be subject to excise tax payments, the executive officer will receive a gross-up payment equal to such excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and all taxes, including any interest, penalties or income tax imposed on the gross-up payment.

The CIC Agreements define a change in control as the occurrence of any of the following: (1) any Person becomes a beneficial owner of 35% or more of Delta’s voting securities, except as the result of any acquisition of voting securities by Delta or any acquisition of voting securities of Delta directly from Delta (as authorized by the Board); (2) the persons who constitute the incumbent Board cease for any reason to constitute at least a majority of the Board unless such change was approved by at least two-thirds (2/3) of the incumbent Board; (3) the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of Delta unless the persons who beneficially own the voting securities of Delta immediately before that transaction beneficially own, immediately after the transaction, at least 70% of the voting securities of Delta or any other corporation or other entity resulting from or surviving the transaction; or (4) Delta’s stockholders approve a complete liquidation or dissolution of Delta or a sale of substantially all of its assets.

Potential Payments Upon Termination or Change in Control

The following table reflects the potential payments and benefits upon termination (i) for cause, and (ii) other than for cause or death, disability or retirement, within and not within the period beginning six months prior to and ending 24 months following a change in control (“Measurement Period”) of Delta under the respective CIC Agreements of each named executive officer. The amounts payable assume termination of employment on December 31, 2008.

		Within the Measurement Period					Not Within the Measurement Period
		Acceleration					Acceleration
		of Options		Excise			of Options		Excise
	Severance	& Stock		Tax &		Severance	& Stock		Tax &
	& Bonus	Awards	Benefits	Gross-Ups	Total	& Bonus	Awards	Benefits	Gross-Ups	Total
	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)

Roger A. Parker
For Cause	—	—	—	—	—	—	—	—	—	—
Not For Cause	$3,960,000	$503,050	$125,058	$—	$4,588,108	$2,640,000	$503,050	$83,382	$—	$3,226,422
John R. Wallace
For Cause	—	—	—	—	—	—	—	—	—	—
Not For Cause	2,520,000	393,731	125,058	1,147,491	4,186,280	1,680,000	393,731	83,372	1,147,491	3,304,594
Kevin K. Nanke
For Cause	—	—	—	—	—	—	—	—	—	—
Not For Cause	2,232,000	456,190	124,788	—	2,812,978	1,488,000	456,190	83,192	—	2,027,382
Stanley F. Freedman
For Cause	—	—	—	—	—	—	—	—	—	—
Not For Cause	1,980,000	528,970	127,188	908,581	3,544,739	1,320,000	528,970	84,792	908,581	2,842,343

*	“Cause” is defined in the CIC Agreement, and “Not For Cause” means resignation by the executive for Good Reason (as defined in the CIC Agreement) or termination of the executive by the Company without Cause.

Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2008:

	Fees Earned	Stock
	or Paid in Cash	Awards	Total
Name	($)	($)(1)	($)

	$50,000	$116,700	$166,700
Kevin R. Collins	60,000	116,700	176,700
Jerrie F. Eckelberger	55,000	116,700	171,700
Aleron H. Larson Jr.	50,000	116,700	166,700
Russell S. Lewis	52,500	116,700	169,200
James J. Murren	52,500	130,500	183,000
Jordan R. Smith	55,000	116,700	171,700
Neal A. Stanley(2)	52,500	116,700	169,200
Daniel J. Taylor	52,500	130,500	183,000
James B. Wallace	50,000	116,700	166,700

(1)	Each non-employee director was awarded an annual grant of 6,000 shares of Common Stock for 2008. The fair value of such Common Stock was computed in accordance with FAS 123(R) based on the closing price on the date of grant.

(2)	Mr. Stanley resigned effective February 28, 2009.

Annual Retainers

During the 2008 fiscal year, each director who was not an employee of the Company received an annual retainer of $50,000, payable in monthly installments. In light of the Company’s financial condition, the retainer amount was reduced by 20% and was paid in Company stock rather than in cash during the period from March until June 2009 when full cash payments were reinstated. Each Board committee chair also receives an additional retainer each year in the following amounts: chair of the audit committee, $10,000; chair of the compensation committee, $10,000; and chair of the nominating and governance committee, $5,000. In addition, each non-employee director who is not a chairman but serves on a committee of the Board receives an annual retainer of $2,500. The additional retainer amounts are also paid to the directors in equal monthly installments. The Company reimburses the directors for costs incurred by them in traveling to Board and committee meetings.

Stock Grants

In addition, at the discretion of the Board of Directors, effective June 23, 2009 each non-employee director is eligible to receive 48,000 shares of registered Common Stock for each full year of service, and any person serving as Chairman of the Board who is not an employee of the Company is entitled to receive an additional 65,000 shares for each full year of service. All such Common Stock is granted pursuant to the Company’s equity incentive plans and is generally awarded on the first business day of the following year. Each grant of Common Stock is fully vested upon grant.

Indemnification of Directors

Pursuant to the Company’s certificate of incorporation, the Company provides indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law and provides certain indemnification to its executive officers under their employment agreements. The Company believes that this indemnification is necessary to attract and retain qualified directors and officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has ever been an officer of Delta or any of its subsidiaries, and no Delta employee served on the Compensation Committee during the last fiscal year.

ABSENCE OF APPRAISAL RIGHTS

We are incorporated in the State of Delaware, and accordingly, are subject to the Delaware General Corporation Law. Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to either of the proposals to be acted upon at the Special Meeting.

STOCKHOLDER PROPOSALS FOR THE
2010 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder proposals to be included in the Board of Directors’ solicitation of proxies for the Annual Meeting of Stockholders to be held in May 2010 must be received by Stanley F. Freedman, Executive Vice President and Secretary, at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202, no later than December 22, 2009 in order to be included in the proxy statement and proxy relating to that meeting. Such proposals must comply with all of the requirements of SEC Rule 14a-8.

In accordance with the Company’s Bylaws, in order for a stockholder to present any matter before the Annual Meeting to be held in May 2010 that is not to be included in the proxy statement and proxy, a stockholder’s notice of such matter must be delivered to the Secretary at the Company’s principal offices (see preceding paragraph) not less than ninety days nor more than one hundred twenty days prior to the date of the meeting; provided, however, that in the event that public disclosure of the date of the meeting is first made less than one hundred days prior to the date of the meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such public disclosure of the date of the meeting was made.

GENERAL AND OTHER MATTERS

The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be represented at the Special Meeting. However, if any other matters are properly brought before the Meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment on such matters.

The cost of preparing, assembling, and mailing this Proxy Statement, the enclosed proxy card and the Notice of Special Meeting will be paid by us. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by our directors, officers and regular employees. Such persons will receive no additional compensation for such services. Brokerage houses, banks and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by us for their reasonable expenses.

“Householding” of Proxy Materials.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials by notifying our Secretary, Stanley F. Freedman, in writing at: 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202 or by telephone (303) 293-9133. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 293-9133, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

AVAILABLE INFORMATION

Upon request of any stockholder, our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC, will be sent to the stockholder without charge. All requests should be addressed to our Secretary at 370 Seventeenth Street, Suite 4300, Denver, Colorado 80202 or by telephone (303) 293-9133.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Special Meeting you may vote your shares in person.

By Order of the Board of Directors

John Wallace
President and Chief Operating Officer

November 10, 2009

ANNEX A

DELTA PETROLEUM CORPORATION

2009 PERFORMANCE AND EQUITY INCENTIVE PLAN

1. Purpose of the Plan

The purpose of this Delta Petroleum Corporation 2009 Performance and Equity Incentive Plan is provide incentives to selected employees and directors of the Company and its Subsidiaries, and selected non-employee consultants and advisors to the Company and its Subsidiaries, who contribute, and are expected to contribute to the Company’s success and to create stockholder value.

2. Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Award Agreement” shall mean any written agreement between the Company and a Participant evidencing the grant, and other terms and conditions of an award, which shall be, in each case, as determined by the Committee and subject to the terms and conditions of the Plan.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cash Bonus” shall mean an award of a bonus payable in cash pursuant to Section 13 hereof.

(e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person other than an entity owned or controlled by Kirk Kerkorian becomes the owner, directly or indirectly, of securities of the Company representing more than forty percent (40%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board;

provided, however, that any new Board member shall, for purposes of this Plan, be considered as a member of the Incumbent Board if the appointment or election (or nomination for election) of such new Board member was approved or recommended by at least fifty percent (50%) of the members of the Incumbent Board, provided that the members of the Incumbent Board, at the time of such election or nomination, constitute a majority of the Board.

The term “Change in Control” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an Award Agreement shall supersede the foregoing definition with respect to awards subject to such Award Agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such Award Agreement, the foregoing definition shall apply).

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” shall mean the compensation committee of the Company’s Board or another committee of the Board comprised solely of one or more directors or such number of directors as may be required by applicable law.

(h) “Common Shares” shall mean shares of the Company’s common stock, $.01 par value per share.

(i) “Company” shall mean Delta Petroleum Corporation, a Delaware corporation.

(j) “Eligible Person” means any person who is either: (i) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (ii) a director of the Company or one of its Subsidiaries; or (iii) an individual consultant or advisor who renders or has rendered bona fide services to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Committee; provided, however, that a person who is otherwise an Eligible Person under clause (iii) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company or the Company’s compliance with any other applicable laws.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(m) “Fair Market Value” means, as of any date, unless otherwise determined or provided by the Committee in the circumstances, the last sale price for a Common Share as furnished by the NASDAQ Global Select Market (“NASDAQ”) or other principal stock exchange on which the Company’s Common Shares are then listed for the date in question or, if no sales of Common Shares were reported by NASDAQ or other such exchange on that date, the last price for a Common Share as furnished by the NASDAQ or other such exchange for the next preceding day on which sales of Common Shares were reported by NASDAQ. If the Common Shares are no longer listed or is no longer actively traded on NASDAQ or listed on a principal stock exchange as of the applicable date, the Fair Market Value of the Common Shares shall be the value as reasonably determined by the Committee for purposes of the award in the circumstances.

(n) “Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the applicable Award Agreement.

(o) “Issue Date” shall mean the date established by the Committee on which certificates representing Common Shares shall be issued by the Company.

(p) “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the applicable Award Agreement.

(q) “Option” shall mean an option to purchase a certain number of Common Shares during a specified period as determined by the Committee granted pursuant to Section 7 of this Plan. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the applicable Award Agreement.

(r) “Participant” shall mean a person who is eligible to participate in the Plan and to whom an award has been granted pursuant to this Plan.

(s) “Person” shall mean a “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

(t) “Phantom Stock” shall mean the right to receive in cash the Fair Market Value of Common Shares, which right is granted pursuant to Section 11 of this Plan and subject to the terms and conditions contained therein.

(u) “Plan” shall mean the Delta Petroleum Corporation 2009 Performance and Equity Incentive Plan, as it may be amended from time to time.

(v) “Restricted Stock” shall mean a Common Share granted pursuant to Section 9 of this Plan and subject to certain restrictions set forth in this Plan and in the applicable Award Agreement.

(w) “RSU” shall mean a restricted stock unit, which represents the right to receive from the Company on the respective scheduled vesting or payment date, one Common Share granted pursuant to Section 10 hereof.

(x) “SAR” shall mean a stock appreciation right granted pursuant to Section 8 of this Plan.

(y) “Securities Act” shall mean the Securities Act of 1933, as amended.

(z) “Stock Bonus” shall mean a grant of a bonus payable in Common Shares pursuant to Section 12 of this Plan

(aa) “Subsidiary” shall mean any entity which, at the time of reference, the Company owns directly or indirectly, stock or other equity comprising more than forty percent of the total combined voting power of all classes of stock or equity of such entity.

(bb) “Vesting Date” shall mean the date established by the Committee on which an award, such as a share of Restricted Stock or Phantom Stock, may vest.

3. Common Shares Subject to the Plan.

(a) Shares Available.  Subject to the provisions of Section 16(a), the capital stock that may be delivered under this Plan shall be authorized but unissued Common Shares and any Common Shares held as treasury shares.

(b) Share Limits.  The maximum number of Common Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan shall be 30,000,000 (the “Share Limit”). The following limits also apply with respect to awards granted under this Plan:

(1) The maximum number of Common Shares that may by delivered pursuant to Options qualified as Incentive Stock Options granted under this Plan is 30,000,000 shares.

(2) The maximum number of Common Shares subject to any Options and SARs that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

(3) Additional limits with respect to Performance-Based Awards are set forth in Section 6(b)(3).

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 3(c), Section 16(a) and Section 25.

(c) Awards Settled in Cash, Reissue of Awards and Shares.  To the extent that an award is settled in cash or a form other than Common Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

(d) Reservation of Shares; No Fractional Shares; Minimum Issue.  The Company shall at all times reserve a number of Common Shares sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Committee may pay cash in lieu of any fractional shares in settlements of awards under this Plan.

4. Administration of the Plan.

(a) The Plan shall be administered by the Committee. With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by a committee consisting solely of independent directors.

(b) Powers of the Committee.  Subject to the express provisions of this Plan, the Committee is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(1) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(2) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(3) approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants);

(4) construe and interpret this Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(5) cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 23(e);

(6) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of Options or SARs, within the maximum ten-year term of such awards) in such circumstances as the Committee may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 23(e);

(7) adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Committee may deem appropriate, in each case subject to Sections 3, 16 and 23 and the applicable requirements of Code Section 162(m) and Treasury Regulations thereunder with respect to awards that are intended to satisfy the requirements for performance-based compensation under Section 162(m), and provided that in no case (except due to an adjustment contemplated by Section 16 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any award, and further provided that any adjustment or change in terms made pursuant to this Section 4(b)(7) shall be made in a manner that, in the good faith determination of the Committee will not likely result in the imposition of additional taxes or interest under Section 409A of the Code;

(8) determine the date of grant of an award, which may be a designated date after but not before the date of the Committee’s action (unless otherwise designated by the Committee, the date of grant of an award shall be the date upon which the Committee took the action granting an award);

(9) determine whether, and the extent to which, adjustments are required pursuant to Section 14 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 16;

(10) acquire or settle (subject to Sections 6(e), 16 and 23) rights under awards in cash, stock of equivalent value, or other consideration; and

(11) determine the Fair Market Value of the Common Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

(c) Binding Determinations.  Any action taken by, or inaction of, the Company, any Subsidiary, or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor the Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

(d) Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

(e) Delegation.  The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

5. Eligibility.  The Committee may grant awards under this Plan only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an award may, if otherwise eligible, be granted additional awards if the Committee shall so determine.

6. Awards.

(a) Types and Form of Awards.  The Committee shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that the Committee may grant to Eligible Persons under this Plan include: (i) Options, including Incentive

Stock Options and Non-Qualified Stock Options, (ii) SARs, (iii) Restricted Stock, (iv) RSUs, (v) Phantom Stock, (vi) Stock Bonuses, (vii) performance stock, dividend equivalents, or similar rights to purchase or acquire Common Shares, whether at a fixed or variable price or ratio related to the Common Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof, (viii) any similar securities with a value derived from the value of or related to the Common Shares and/or returns thereon; (ix) Cash Bonuses.

(b) Section 162(m) Performance-Based Awards.  Without limiting the generality of the foregoing, any of the types of awards listed in Sections 6(a)(iii) through 6(a)(viii) above may be, and Options and SARs granted with an exercise or base price not less than the Fair Market Value of a Common Share at the date of grant (“Qualifying Options” and “Qualifying SARs,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using the Business Criteria provided for below for the Company on a consolidated basis or for one or more of the Company’s Subsidiaries, segments, divisions or business units, or any combination of the foregoing. Such criteria may be evaluated on an absolute basis or relative to prior periods, industry peers, or stock market indices. Any Qualifying Option or Qualifying SAR shall be subject to the requirements of Section 6(b)(1) and 6(b)(3) in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 6(b).

(1) Class; Committee.  The eligible class of persons for Performance-Based Awards under this Section 6(b) shall be officers and employees of the Company or one of its Subsidiaries. The Committee approving Performance-Based Awards or making any certification required pursuant to Section 6(b)(4) must be constituted as provided in Section 4(a) for awards that are intended as performance-based compensation under Section 162(m) of the Code.

(2) Performance Goals.  The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on such business criteria as selected by the Committee in its sole discretion (“Business Criteria”), including the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity, capital employed, or on assets or on net investment, cost containment or reduction, operating margin, debt reduction, finding and development costs, production growth or production growth per share, reserve replacement or reserves per share growth or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Company or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets; provided that the Committee may not make any adjustment to the extent it would adversely affect the qualification of any compensation payable under such performance targets as “performance-based compensation” under Section 162(m). The applicable performance measurement period may not be less than 3 months nor more than 10 years.

(3) Form of Payment; Maximum Performance-Based Award.  Grants or awards under this Section 6(b) may be paid in cash or Common Shares or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one Participant in any one calendar year shall be subject to the limit set forth in Section 3(b)(2). The maximum number of Common Shares which may be delivered pursuant to Performance-

Based Awards (other than Qualifying Options and Qualifying SARS) to any one Participant in any one calendar year shall not exceed 1,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 14(a). In addition, the aggregate amount of cash compensation to be paid to any one Participant in respect of all Performance-Based Awards in any one calendar year shall not exceed $1,500,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

(4) Certification of Payment.  Before any Performance-Based Award under this Section 6(b) (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Committee must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

(5) Reservation of Discretion.  The Committee will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 6(b) including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

(6) Expiration of Grant Authority.  As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Committee’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which the Company’s stockholders first approve this Plan.

(c) Award Agreements.  Each award shall be evidenced by a written or electronic Award Agreement in the form approved by the Committee and, if required by the Committee, executed by the recipient of the award. The Committee may authorize any officer of the Company (other than the particular award recipient) to execute any or all Award Agreements on behalf of the Company (electronically or otherwise). The Award Agreement shall set forth the material terms and conditions of the award as established by the Committee consistent with the express limitations of this Plan.

(d) Deferrals and Settlements.  Payment of awards may be in the form of cash, Common Shares, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may also require or permit Participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

(e) Consideration for Common Shares or Awards.  The purchase price for any award granted under this Plan or the Common Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Committee, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award, if authorized by the Committee;

•	cash, check payable to the order of the Company, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Committee;

•	the delivery of previously owned Common Shares;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Committee may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In the event that the Committee allows a Participant to exercise an award by delivering Common Shares previously owned by such Participant and unless otherwise expressly provided by the Committee, any shares delivered which were initially acquired by the Participant from the Company (upon exercise of an Option or otherwise) must have been owned by the Participant at least six months as of the date of delivery. Common Shares used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 18 and any other conditions to exercise or purchase, as established from time to time by the Committee, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Committee may at any time eliminate or limit a Participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Company.

(f) Transfer Restrictions.

(1) Limitations on Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 6(f), by applicable law and by the Award Agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised during the life of the Participant only by the Participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the Participant.

(2) Exceptions.  The Committee may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Committee may, in its sole discretion, establish in writing (provided that any such transfers of Incentive Stock Options shall be limited to the extent permitted under the federal tax laws governing Incentive Stock Options). Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

(3) Further Exceptions to Limits on Transfer.  The exercise and transfer restrictions in Section 6(f)(1) shall not apply to:

(A) transfers to the Company,

(B) the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(C) subject to any applicable limitations on Incentive Stock Options, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Committee,

(D) subject to any applicable limitations on Incentive Stock Options, if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

(E) the authorization by the Committee of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Committee.

7. Options.  Subject to the provisions of the Plan, the Committee may grant Options, which Options shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

(a) Identification of Options.  All Options granted under the Plan that are Incentive Stock Options shall be clearly identified in the applicable Award Agreement as Incentive Stock Options. Any Options not so identified shall be deemed to be Non-Qualified Stock Options.

(b) Exercise Price.  The exercise price of any Non-Qualified Stock Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Non-Qualified Stock Option is granted; provided, that such price may not be less than the 100% of the Fair Market Value of Common Shares on the date on which such Non-Qualified Stock Option is granted. The exercise price of any Incentive Stock Option granted under the Plan shall be not less than 100% of the Fair Market Value of Common Shares on the date on which such Incentive Stock Option is granted.

(c) Term and Exercise of Option

(1) Each Option shall be exercisable on such date or dates, during such period and for such number of Common Shares as shall be determined by the Committee on the date on which such Option is granted and set forth in the applicable Award Agreement; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or the applicable Award Agreement.

(2) An Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than one business day in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the applicable Award Agreement, shall specify the number of Common Shares with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Award Agreement shall be returned to Participant. Payment for Common Shares purchased upon the exercise of an Option shall be made on the effective date of such exercise either in cash or such other method permitted by the Committee consistent with Section 6(e).

(d) Additional Rules Applicable to Incentive Stock Options

(1) The aggregate Fair Market Value of Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In the event that the aggregate Fair Market Value of Common Shares with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by Regulations promulgated under the Code (or any other authority having the force of Regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such Regulations (and authority), or in the event such Regulations (or authority) require or permit a designation of the Options which shall cease to constitute incentive stock options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(2) Incentive Stock Options may only be granted to employees of the Company or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

(3) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its “subsidiaries” (within the meaning of Section 425 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least one hundred and ten percent of the Fair Market Value of a Common Share at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

8. Stock Appreciation Rights.  SARs to receive Common Stock (or, at the discretion of the Committee, an equivalent amount of cash) equal to the excess of the Fair Market Value of Common Shares on the date the rights are surrendered over the Fair Market Value of Common Shares on the date of grant may be granted to any Eligible Person selected by the Committee. A SAR may be granted (i) in connection and simultaneously with the grant of another award, (ii) with respect to a previously granted award, or (iii) independent of another award. A SAR shall be subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose and shall be evidenced by a written Award Agreement. The maximum term of a SAR shall be ten years.

9. Restricted Stock.  Subject to the provisions of the Plan, the Committee may grant shares of Restricted Stock. Each grant of shares of Restricted Stock shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions:

(a) Issue Date and Vesting Date.  At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date(s) and a Vesting Date(s) with respect to such shares of Restricted Stock. The Committee may divide Restricted Stock into classes and assign a different Issue Date and/or Vesting Date for each class. Except as provided in Section 6(f), upon an Issue Date with respect to a share of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of Section 9(c). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 9(b) are satisfied, and except as provided in Section 6(f), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share of Restricted Stock shall vest.

(b) Vesting.  At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares of Restricted Stock as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieve certain performance criteria, the Common Shares attain certain stock price or prices, or such other criteria to be specified by the Committee at the time of the grant of such shares in the applicable Award Agreement.

(c) Issuance of Certificates.

(1) Except as provided in Section 6(f), reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each stock certificate representing unvested shares of Restricted Stock shall bear the following legend:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE DELTA PETROLEUM CORPORATION 2009 PERFORMANCE & EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND DELTA PETROLEUM CORPORATION. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF DELTA PETROLEUM CORPORATION. SUCH LEGEND SHALL NOT BE REMOVED FROM THE CERTIFICATE EVIDENCING SUCH SHARES UNTIL SUCH SHARES VEST PURSUANT TO THE TERMS HEREOF.”

(2) Each certificate issued pursuant to Section 9(c)(1) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company. The Company shall cause such custodian to issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

(d) Dividends and Splits.  As a condition to the grant of an award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional awards under this Plan. Unless otherwise determined by the Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

(e) Consequences Upon Vesting.  Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the vesting restrictions shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, a certificate evidencing such Common Shares, free of the legend set forth in Section 9(c)(1) hereof, together with any other property of the Participant held by the custodian pursuant to Section 9(c) hereof.

10. Restricted Stock Units.

(a) Grant of Restricted Stock Units.  An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of this Plan. At the time an award of RSUs is made, the Committee shall establish a period of time during which the RSUs shall vest.

(b) Dividend Equivalent Accounts.  If (and only if) required by the applicable Award Agreement, prior to the expiration of the applicable vesting period of an RSU, the Company shall pay dividend equivalent rights with respect to RSUs, in which case, the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the Common Shares underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. The Participant shall be paid the amounts or other property credited to such account upon vesting of the RSU.

(c) Rights as a Stockholder.  Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder with respect to such RSUs until such time as Common Shares are issued to the Participant. Except as otherwise provided in the applicable Award Agreement, Common Shares issuable under an RSU shall be treated as issued on the first date that the holder of the RSU is no longer subject to a substantial risk of forfeiture as determined for purposes of Section 409A of the Code, and the holder shall be the owner of such Common Shares on such date. An Award Agreement may provide that issuance of Common Shares under an RSU may be deferred beyond the first date that the RSU is no longer subject to a substantial risk of forfeiture, provided that such deferral is structured in a manner that is intended to comply with the requirements of Section 409A of the Code.

11. Phantom Stock.  Subject to the provisions of the Plan, the Committee may grant shares of Phantom Stock. Each grant of shares of Phantom Stock shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve. Each grant of shares of Phantom Stock shall comply with and be subject to the following terms and conditions:

(a) Vesting.  At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date(s) with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 11(c) hereof are satisfied, and except as provided in Section 6(f), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(b) Benefit Upon Vesting.  Upon the vesting of a share of Phantom Stock, a Participant shall be entitled to receive in cash, within 30 days of the date on which such share vests, an amount in cash in a lump sum equal to the sum of (i) the Fair Market Value of a Common Share of the Company on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a Common Share of the Company, if any, during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(c) Conditions to Vesting.  At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee at the time of the grant of such shares.

12. Stock Bonuses.  Subject to the provisions of the Plan, the Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Certificates for Common Shares granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

13. Cash Bonuses.  Subject to the provisions of the Plan, the Committee may grant a cash bonus in such amounts as it shall determine from time to time. A Cash Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Cash Bonus.

14. Effect of Termination of Service on Awards.

(a) Termination of Employment.

(1) The Committee shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Committee shall be the sole judge for purposes of this Plan (unless a contract or the Award Agreement otherwise provides) of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

(2) For awards of Options, unless the Award Agreement provides otherwise, the exercise period of such Options shall expire: (1) 3 months after the last day that the Participant is employed by or provides services to the Company or a Subsidiary; (2) in the case of a Participant whose termination of employment is due to death, 12 months after the last day that the Participant is employed by or provides services to the Company or a Subsidiary; (3); in the case of a Participant whose termination of employment is due to disability (as defined in the applicable Award Agreement), 12 months after the last day that the Participant is employed by or provides services to the Company or a Subsidiary; and (4) immediately upon the last day the Participant is employed by or provides services to the Company or a Subsidiary for any Participant whose employment or services are terminated for “cause” (as defined in the applicable Award Agreement). The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a termination of employment and whether a Participant’s termination is for “cause.”

(3) For awards of Restricted Stock, unless the Award Agreement provides otherwise, Restricted Stock that is subject to restrictions at the time that a Participant whose employment or service is terminated shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(b) Events Not Deemed Terminations of Service.  Unless the express policy of the Company or one of its Subsidiaries, or the Committee, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 3 months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the Award Agreement.

(c) Effect of Change of Subsidiary Status.  For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

15. No Special Employment Rights; No Right to Award.

Nothing contained in the Plan or any award shall confer upon any Participant any right with respect to the continuation of Participant’s employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an award.

No person shall have any claim or right to receive an award hereunder. The Committee’s granting of an award to a Participant at any time shall neither require the Committee to grant an award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

16. Adjustments; Acceleration.

(a) Adjustments.  Except where the Committee determines that the provisions of Section 16(c) shall govern in lieu of this Section 16(a), upon any of the events described in this Section 16(a), or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Shares (whether in the form of securities or property); any exchange of Common Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of Common Shares; or a sale of all or substantially all the business or assets of the Company as an entirety; then the Committee shall in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(1) proportionately adjust any or all of (1) the number and type of Common Shares (or other securities) that thereafter may be made the subject of awards (including the number of shares provided for in this Plan), (2) the number, amount and type of Common Shares (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Sections 16(g) and 22(a)) the performance standards applicable to any outstanding awards (provided that no adjustment shall be allowed to the extent inconsistent with the requirements of Code section 162(m)), or

(2) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of Common Shares upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an Incentive Stock Option, the Committee may make such an adjustment that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.

In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by clause (1) above shall nevertheless be made.

Any adjustment, substitution or exchange made pursuant to this Section 16(a) shall be made in a manner that, in the good faith determination of the Committee, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code.

(b) Automatic Acceleration of Awards.  Except as otherwise provided in Section 16(c), upon a dissolution of the Company or other event described in Section 16(a) that the Company does not survive (or does not survive as a public company in respect of its Common Shares), then each then-outstanding Option and SAR shall become fully vested, all shares of Restricted Stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Committee, with respect to any award to the extent that the Committee has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances; provided, further, that no such acceleration of amounts payable shall apply to compensation that has been deferred for purposes of Section 409A unless the Committee determines that the acceleration will not result in the imposition of additional taxes or interest under Section 409A.

(c) Change in Control.  In the applicable Award Agreement or by other action, the Committee, in its discretion, may provide that any outstanding Option or SAR shall become fully vested, any share of Restricted Stock then outstanding shall fully vest free of restrictions, and any other award granted under this Plan that is then outstanding shall vest, or be payable to the holder of such award, as applicable, upon the occurrence of a Change in Control. Notwithstanding the foregoing, no compensation that has been deferred for purposes of Section 409A of the Code shall be payable as a result of a Change in Control unless the Change in Control qualifies as a change in ownership or effective control of the Company within the meaning of Section 409A of the Code.

(d) Early Termination of Awards.  Any award that has been accelerated as required or contemplated by Section 16(b) or 16(c) (or would have been so accelerated but for Section 16(e), 16(f) or 16(g)) shall terminate upon the related event referred to in Section 16(b) or 16(c), as applicable, subject to any provision that has been expressly made by the Committee, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of Options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

(e) Other Acceleration Rules.  Any acceleration of awards pursuant to this Section 16 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. Notwithstanding any other provision of the Plan to the contrary, the Committee may override the provisions of Section 16(b), 16(c), 16(d) and/or 16(f) by express provision in the Award Agreement or otherwise. In addition, the Committee may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. The portion of any Incentive Stock Option accelerated pursuant to Section 16(c) or any other action permitted hereunder shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation on Incentive Stock Options is not exceeded. To the extent exceeded, the accelerated portion of the Option shall be exercisable as a Non-Qualified Stock Option under the Code.

(f) Possible Rescission of Acceleration.  If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Committee later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards; provided that, in the case of any compensation that has been deferred for purposes of Section 409A of the Code, the Committee determines that such rescission will not likely result in the imposition of additional tax or interest under Code Section 409A.

(g) Golden Parachute Limitation.  Notwithstanding anything else contained in this Section 16 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Company or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Company or one of its Subsidiaries because of Section 280G of the Code. If a Participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the Participant may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a Participant is a party to an employment or other agreement with the Company or one of its Subsidiaries, or is a Participant in a severance program sponsored by the Company or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that Participant (for example, and without limitation, a Participant may be a party to an employment agreement with the Company or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that Participant).

17. Securities Matters

(a) Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Common Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Common Shares are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Common Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Common Shares are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of Common Shares pursuant thereto to be made pursuant to registration or an exemption from the registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c) With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan, the grant of an award, or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

18. Withholding Obligation.  The Company may in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Shares from the Common Shares Stock issued or otherwise issuable to the Participant in connection with the award; or (iii) by such other method as may be set forth in the applicable Award Agreement.

19. No Obligation to Exercise.  The grant to a Participant of an Option, SAR or other award shall impose no obligation upon such Participant to exercise such award.

20. Expenses and Receipts.  The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any award will be used for general corporate purposes.

21. Suspension or Termination of Award.  In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the Award Agreement executed by such Participant evidencing an award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such award, in whole or in part, as the Committee may determine.

22. Plan Construction.

(a) Rule 16b-3.  It is the intent of the Company that the awards and transactions permitted by awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b) Section 162(m).  Awards under 6(a)(iii) through 6(a)(viii) to persons described in Section 6(b) that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 6(b), that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Company that (to the extent the Company or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 6(b) that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

(c) Code Section 409A Compliance.  The Board intends that, except as may be otherwise determined by the Committee, any awards under the Plan are either exempt from or satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Committee determines that an award, Award Agreement, acceleration, adjustment to the terms of an award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant’s award to become subject to Section 409A, unless the Committee expressly determines otherwise, such award, Award Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Committee without the content or notice to the Participant.

(d) No Guarantee of Favorable Tax Treatment.  Although the Company intends that awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any award under the Plan.

23. Effective Date, Termination and Suspension, Amendments.

(a) Effective Date of Plan.  This Plan is effective as of July 30, 2009, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Committee with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

(b) Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

(c) Stockholder Approval.  To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

(d) Amendments to Awards.  Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 4(b) and 23(e)) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 4(b)(7).

(e) Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 16 shall not be deemed to constitute changes or amendments for purposes of this Section 23.

24. Governing Law; Severability.

(a) Choice of Law.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

(b) Severability.  If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

25. Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Company.  Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of Options, SARs, Restricted Stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Shares in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan. Any adjustment, substitution or assumption made pursuant to this Section 25 shall be made in a manner that, in the good faith determination of the Committee, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code.

26. Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

27. No Corporate Action Restriction.  The existence of this Plan, the Award Agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Committee, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

DELTA PETROLEUM CORPORATION
PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby constitutes and appoints John Wallace and Stanley F. Freedman, or each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend a Special Meeting of Stockholders of Delta Petroleum Corporation, to be held at the Company’s offices located at 370 17th Street, Suite 4300, Denver, Colorado 80202 on Tuesday, December 22, 2009, at 10:00 a.m. (MST), and any adjournment(s) thereof, with all powers the undersigned would possess if personally present to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

Proposal 1: The approval of an amendment to the certificate of	For	Against	Abstain
incorporation to increase the number of authorized shares of the		(Check One)
Company’s Common Stock from 300,000,000 to 600,000,000.	☐	☐	☐

(Check One)
Proposal 2: The approval of the 2009 Performance and Equity	For	Against	Abstain
Incentive Plan.	☐	☐	☐
     In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof. Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2. All prior proxies are revoked. This proxy will also be voted in accordance with the discretion of the proxy or proxies on any other business. Receipt is hereby acknowledged of the Notice of Special Meeting and Proxy Statement.

Signature	Signature (if jointly held)

Print Name	Print Name

Dated	Dated
     (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.) PLEASE MARK, DATE, SIGN AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.